Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS

RECORD NET EARNINGS

FOR THE FIRST QUARTER OF 2013

Highlights:

•                  Net earnings of $105.9 million, or $1.05 per diluted share

•                  GAAP combined ratio of 83.8%

•                  Net written premium increased 4% to $579.2 million

•                  Annualized return on equity of 11.9%

•                  Annualized operating return on equity(a) of 11.4%

HOUSTON (April 30, 2013) . . .

HCC Insurance Holdings, Inc. (NYSE: HCC) today released results for its first quarter ended March 31, 2013.

Net earnings were $105.9 million, or $1.05 per diluted share, for the first quarter of 2013, compared to $82.6 million, or $0.79 per diluted share, for the first quarter of 2012.

The Company’s combined ratio was 83.8% for the first quarter of 2013, compared to 85.5% for the first quarter of 2012.  HCC’s paid loss ratio was 53.4% for the first quarter of 2013, compared to 63.0% for the same quarter of 2012.  The 2012 paid loss ratio included 5.1 percentage points related to a commutation in Exited Lines.  HCC had no loss development in either the first quarter of 2013 or 2012.  The 2013 results included accident year pretax net catastrophe losses of $5.2 million, which reduced net earnings by $0.03 per share.  The 2012 results included accident year pretax net catastrophe losses of $7.6 million, which reduced net earnings by $0.05 per share.

“Building on momentum from our record performance for full-year 2012, HCC began 2013 with its best-ever first quarter earnings.  We produced a combined ratio of 83.8% and an operating return on equity well in excess of our stated goal.  We believe HCC will continue to benefit from price improvements currently being experienced throughout many of our businesses,” HCC Chief Executive Officer Christopher J.B. Williams said.

Book value per share increased 1.7% and 10.7% for the first quarter of 2013 and the last twelve months, respectively, to $35.68 at March 31, 2013.  The Company purchased 0.7 million shares of its common stock during the first quarter of 2013 for $28.8 million at an average cost of $39.18 per share.

Gross written premium increased 5% to $720.2 million for the first quarter of 2013, compared to $682.7 million for the same quarter of 2012.  Net written premium increased 4% to $579.2 million for the first quarter of 2013, versus $558.4 million for the same quarter of 2012.  Net earned premium increased 3% to $561.2 million for the first quarter of 2013, compared to $547.1 million for the same quarter of 2012.

Investment income was $55.8 million for the first quarter of 2013, compared to $57.0 million for the same quarter of 2012.  As of March 31, 2013, HCC’s fixed maturity securities portfolio had an average rating of AA, with a duration of 4.9 years and an average long-term tax equivalent yield of 4.6%.

HCC generated operating cash flow of $69.2 million in the first quarter of 2013, compared to $125.2 million in the same quarter of 2012.  Operating cash flow is cash flow from operating activities excluding surety collateral outflows of $67.1 million and $22.7 million in the first quarter of 2013 and 2012, respectively, as well as a payment of $27.5 million in 2012 to commute a large contract in Exited Lines.  The Company’s liquidity position remains strong with $343.1 million of cash and short-term investments and $270.6 million of available capacity under its $600.0 million revolving loan facility at March 31, 2013.

As of March 31, 2013, total assets were $10.2 billion, shareholders’ equity was $3.6 billion and the Company’s debt to total capital ratio was 14.7%.

For further information about HCC’s 2013 first quarter results, see the supplemental financial schedules that are accessible on HCC’s website at http://www.hcc.com, as well as directly in the Investor Relations section of HCC’s website at http://ir.hcc.com.

(Note: If clicking on the above links does not open in a new web page, please cut and paste the above URLs into your browser’s address bar.)

HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, May 1.  To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-0161.  There will also be a live webcast available on a listen-only basis that can be accessed through the HCC website at http://www.hcc.com.  The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, August 2, 2013.

Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading specialty insurer with offices in the United States, the United Kingdom, Spain and Ireland.  HCC’s major domestic and international insurance companies have financial strength ratings of “AA (Very Strong)” from Standard & Poor’s Corporation, “A+ (Superior)” from A.M. Best Company, Inc., “AA (Very Strong)” from Fitch Ratings, and “A1 (Good Security)” from Moody’s Investors Service, Inc.

For more information about HCC, please visit http://www.hcc.com.

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a)        Non-GAAP Financial Measure

Annualized operating return on equity is a non-GAAP financial measure under Regulation G and is calculated as net earnings excluding after-tax net realized investment gain/loss, other-than-temporary impairment credit losses, and foreign currency benefit/expense (collectively, operating earnings) divided by average shareholders’ equity excluding accumulated other comprehensive income.  To annualize a quarterly rate, the result is multiplied by four.  See the supplemental financial schedules for a reconciliation of this non-GAAP financial measure to corresponding GAAP amounts.  Management believes annualized operating return on equity is a useful measure for understanding the Company’s profitability relative to shareholders’ equity before consideration of investment-related gains/losses and foreign currency benefit/expense, both of which management excludes when evaluating operating results internally.

Contact:	Doug Busker, Director of Investor Relations
HCC Insurance Holdings, Inc.
Telephone: (713) 996-1192

Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

*     *     *     *     *

3

HCC Insurance Holdings, Inc. and Subsidiaries

Financial Highlights

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2013	2012

Gross written premium	$720,205	$682,689

Net written premium	579,184	558,404

Net earned premium	561,186	547,141

Net investment income	55,765	57,010

Total revenue	634,366	609,523

Net earnings	105,850	82,584

Operating earnings*	93,139	84,270

Earnings per share (diluted)	$1.05	$0.79

Weighted-average shares outstanding (millions)	99.3	102.2

Net loss ratio	59.3%	60.1%

Combined ratio	83.8%	85.5%

Paid loss ratio	53.4%	63.0%

	March 31,	December 31,
	2013	2012

Total investments	$6,806,052	$6,950,398

Total assets	10,198,216	10,267,807

Shareholders’ equity	3,585,249	3,542,612

Debt to total capital ratio	14.7%	14.2%

Book value per share	$35.68	$35.10

*        Non-GAAP financial measure under Regulation G.  See calculation on S - 9.  Management believes operating earnings is a useful measure for understanding the Company’s profitability before consideration of investment-related gains/losses and foreign currency benefit/expense, both of which management excludes when evaluating operating results internally.

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2013	2012
ASSETS

Investments:
Fixed maturity securities — available for sale, at fair value	$6,185,456	$6,281,781
Equity securities — available for sale, at fair value	350,352	284,639
Short-term investments	267,434	363,053
Other investments	2,810	20,925
Total investments	6,806,052	6,950,398
Cash	75,677	71,390
Restricted cash and securities	101,572	101,480
Premium, claims and other receivables	577,946	549,725
Reinsurance recoverables	1,066,351	1,071,222
Ceded unearned premium	257,359	256,988
Ceded life and annuity benefits	58,227	58,641
Deferred policy acquisition costs	192,199	191,960
Goodwill	885,994	885,860
Other assets	176,839	130,143

Total assets	$10,198,216	$10,267,807

LIABILITIES

Loss and loss adjustment expense payable	$3,774,162	$3,767,850
Life and annuity policy benefits	58,227	58,641
Reinsurance, premium and claims payable	321,394	294,621
Unearned premium	1,085,833	1,069,956
Deferred ceding commissions	72,992	74,609
Notes payable	618,982	583,944
Accounts payable and accrued liabilities	681,377	875,574

Total liabilities	6,612,967	6,725,195

SHAREHOLDERS’ EQUITY

Common stock	125,394	125,114
Additional paid-in capital	1,061,272	1,052,253
Retained earnings	2,845,444	2,756,166
Accumulated other comprehensive income	268,100	295,271
Treasury stock	(714,961)	(686,192)

Total shareholders’ equity	3,585,249	3,542,612

Total liabilities and shareholders’ equity	$10,198,216	$10,267,807

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Statements of Earnings

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2013	2012

REVENUE

Net earned premium	$561,186	$547,141
Net investment income	55,765	57,010
Other operating income	8,845	5,201
Net realized investment gain	8,570	171

Total revenue	634,366	609,523

EXPENSE

Loss and loss adjustment expense, net	332,697	328,928
Policy acquisition costs, net	66,949	69,444
Other operating expense	76,853	87,282
Interest expense	6,471	6,909

Total expense	482,970	492,563

Earnings before income tax expense	151,396	116,960
Income tax expense	45,546	34,376

Net earnings	$105,850	$82,584

Basic earnings per share data:
Net earnings per share	$1.05	$0.80

Weighted-average shares outstanding (millions)	99.1	102.0

Diluted earnings per share data:
Net earnings per share	$1.05	$0.79

Weighted-average shares outstanding (millions)	99.3	102.2

Cash dividends declared, per share	$0.165	$0.155

HCC Insurance Holdings, Inc. and Subsidiaries

Gross Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2013	2012	Change

U.S. Property & Casualty
Aviation	$36,998	$37,090	—%
E&O	15,074	16,891	(11)
Public Risk	21,441	19,784	8
Other	101,624	79,382	28
	175,137	153,147	14

Professional Liability
U.S. D&O	75,239	74,996	—
International D&O	28,780	26,249	10
	104,019	101,245	3

Accident & Health
Medical Stop-loss	202,808	193,233	5
Other	12,753	12,094	5
	215,561	205,327	5

U.S. Surety & Credit
Surety	37,696	39,926	(6)
Credit	14,553	14,567	—
	52,249	54,493	(4)

International
Energy	26,545	20,595	29
Property Treaty	72,345	69,338	4
Liability	18,133	19,260	(6)
Surety & Credit	21,166	20,958	1
Other	29,618	27,525	8
	167,807	157,676	6

Exited Lines	5,432	10,801	(50)

Totals	$720,205	$682,689	5%

HCC Insurance Holdings, Inc. and Subsidiaries

Net Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2013	2012	Change

U.S. Property & Casualty
Aviation	$28,614	$27,507	4%
E&O	12,538	16,505	(24)
Public Risk	15,771	15,594	1
Other	46,959	32,722	44
	103,882	92,328	13

Professional Liability
U.S. D&O	51,699	55,705	(7)
International D&O	15,927	15,208	5
	67,626	70,913	(5)

Accident & Health
Medical Stop-loss	202,594	193,087	5
Other	12,674	12,011	6
	215,268	205,098	5

U.S. Surety & Credit
Surety	33,690	36,134	(7)
Credit	11,814	8,570	38
	45,504	44,704	2

International
Energy	14,669	12,824	14
Property Treaty	66,167	62,302	6
Liability	16,570	17,892	(7)
Surety & Credit	18,649	19,027	(2)
Other	25,417	22,525	13
	141,472	134,570	5

Exited Lines	5,432	10,791	(50)

Totals	$579,184	$558,404	4%

HCC Insurance Holdings, Inc. and Subsidiaries

Net Earned Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2013	2012	Change

U.S. Property & Casualty
Aviation	$27,857	$28,823	(3)%
E&O	13,198	16,377	(19)
Public Risk	16,360	15,218	8
Other	36,116	28,600	26
	93,531	89,018	5

Professional Liability
U.S. D&O	76,705	86,254	(11)
International D&O	16,074	15,184	6
	92,779	101,438	(9)

Accident & Health
Medical Stop-loss	202,594	193,087	5
Other	14,531	13,794	5
	217,125	206,881	5

U.S. Surety & Credit
Surety	35,607	39,920	(11)
Credit	11,570	7,809	48
	47,177	47,729	(1)

International
Energy	21,039	15,094	39
Property Treaty	28,755	22,089	30
Liability	17,175	19,482	(12)
Surety & Credit	18,213	17,761	3
Other	19,960	16,858	18
	105,142	91,284	15

Exited Lines	5,432	10,791	(50)

Totals	$561,186	$547,141	3%

HCC Insurance Holdings, Inc. and Subsidiaries

Net Investment Income and Unrealized Gain

(Unaudited, in thousands)

	Three months ended
	March 31,
	2013	2012

Sources of net investment income:

Fixed maturity securities
Taxable	$25,960	$31,115
Exempt from U.S. income taxes	27,889	26,612
Total fixed maturity securities	53,849	57,727
Equity securities	3,580	—
Short-term investments	12	62
Other	(47)	467
Total investment income	57,394	58,256
Investment expense	(1,629)	(1,246)

Net investment income	$55,765	$57,010

Unrealized gain on available for sale securities:

Increase (decrease) in unrealized gain for period, before tax	$(38,965)	$21,469

Unrealized gain at:

March 31, 2013	$397,730

December 31, 2012	$436,695

HCC Insurance Holdings, Inc. and Subsidiaries

Net Loss Ratios

(Unaudited, in thousands)

	Three months ended		Three months ended
	March 31, 2013		March 31, 2012
	Net earned	Loss	Net earned	Loss
	premium	ratio	premium	ratio
U.S. Property & Casualty
Aviation	$27,857	61.7%	$28,823	46.9%
E&O	13,198	60.2	16,377	61.0
Public Risk	16,360	78.2	15,218	93.0
Other	36,116	39.4	28,600	40.5
	93,531	55.8	89,018	55.3

Professional Liability
U.S. D&O	76,705	62.8	86,254	71.0
International D&O	16,074	51.2	15,184	51.9
	92,779	60.8	101,438	68.2

Accident & Health
Medical Stop-loss	202,594	75.2	193,087	75.3
Other	14,531	56.3	13,794	51.8
	217,125	73.9	206,881	73.7

U.S. Surety & Credit
Surety	35,607	25.0	39,920	24.8
Credit	11,570	37.4	7,809	14.6
	47,177	28.0	47,729	23.1

International
Energy	21,039	45.3	15,094	37.1
Property Treaty	28,755	24.3	22,089	12.8
Liability	17,175	49.9	19,482	51.2
Surety & Credit	18,213	63.5	17,761	67.9
Other	19,960	46.4	16,858	43.3
	105,142	43.7	91,284	41.4

Exited Lines	5,432	84.6	10,791	85.2

Totals	$561,186	59.3%	$547,141	60.1%

HCC Insurance Holdings, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures to GAAP

(Unaudited, in thousands)

	Three months ended
	March 31,
	2013	2012

Numerator:

GAAP net earnings	$105,850	$82,584

Exclude:
Net realized investment gain*	5,571	111
Foreign currency benefit (expense)*	7,140	(1,797)
Total items excluded from operating earnings	12,711	(1,686)

Operating earnings	$93,139	$84,270

Denominator:

GAAP equity - beginning of period	$3,542,612	$3,273,982

Exclude - Accumulated other comprehensive income	295,271	227,659

Beginning equity, as adjusted	$3,247,341	$3,046,323

GAAP equity - end of period	$3,585,249	$3,293,957

Exclude - Accumulated other comprehensive income	268,100	244,295

Ending equity, as adjusted	$3,317,149	$3,049,662

Average equity, as adjusted	$3,282,245	$3,047,993

Annualized operating return on equity	11.4%	11.1%

* Net of tax, calculated using 35% statutory tax rate.